Forum Energy Technologies Announces
Second Quarter 2016 Results
HOUSTON, TEXAS, July 28, 2016 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2016 revenue of $143 million, a decrease of $17 million, or 10%, from the first quarter 2016. Net loss for the quarter was $29 million, or $0.31 per diluted share, compared to a net loss of $23 million, or $0.25 per diluted share, for the first quarter 2016. Excluding $0.12 per share of special items, the adjusted net loss was $0.19 per diluted share in the second quarter of 2016.
Forum generated cash flow from operating activities of $18 million and free cash flow after net capital expenditures but before acquisitions of $16 million during the second quarter of 2016.
Special items in the second quarter 2016 included pre-tax charges of $26 million for inventory and other working capital reserves and $3 million for restructuring charges, partially offset by $10 million of foreign exchange gains. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Segment Results
Drilling & Subsea segment revenue was $57 million, a 13% decrease from the first quarter 2016, due to the 23% decline in the United States drilling rig count and lower demand for subsea robotics and equipment.
The Completions segment revenue was $25 million, a 29% decline sequentially, as customers continued to defer all non-essential spending on completions equipment.
Production & Infrastructure segment revenue was $62 million, a 2% increase from the first quarter 2016, as the improvement in valve sales, particularly to the midstream gas transmission industry, was partially offset by lower surface production equipment deliveries in the quarter.
New orders received by Forum in the second quarter were $128 million, resulting in a book to bill ratio of 90%.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "Although the second quarter saw a new low in industry activity in this down cycle, our operating results were better than the industry trend. Our second quarter revenue declined only 10% sequentially, and we generated significant free cash flow. Our initiatives to right-size our organization and improve operational efficiency enabled us to hold our operating income decremental margins to 13% from the prior quarter. I am confident these cost structure and operational enhancements will allow Forum to achieve high incremental margins when activity improves.
"Our financial strength is a differentiator, allowing us to invest in operational excellence initiatives, new product development and acquisition opportunities.
“Forum is well positioned for the recovery in drilling and completions activity. We have a significant majority of our revenue coming from North America, which is expected to be the first market to recover, and from early cycle, consumable products and activity-based equipment sales."
Recent Events
Forum received an order from New Orient Marine, to supply three remotely operated vehicles (ROVs) for its multi-purpose ice-class vessel. The order includes two Perry™ XLX 200 HP work class ROV systems and one Sub-Atlantic™ Comanche observation class ROV.
Forum has aligned with Offshore Technology Development, a subsidiary of Keppel Offshore & Marine, to offer the oil and gas industry the latest in hydraulic catwalk technology for offshore rigs, a catwalk with best-in-class cycle times for moving pipe and completion tubulars from the pipe storage area up to the drill floor.

Conference Call Information

Forum's conference call is scheduled for July 29, 2016 at 9:00 AM CDT. During the call, the Company intends to discuss second quarter 2016 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 43228502. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 43228502.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2016	2015	2016
Revenue	$142.8	$284.4	$159.4
Total operating expenses	195.9	265.8	185.0
Earnings from equity investment	0.2	3.8	0.6
Operating income (loss)	(52.9)	22.4	(25.0)
Other expense (income)
Interest expense	6.8	7.6	7.1
Deferred loan costs written off	—	—	2.6
Loss (gain) on foreign exchange and other, net	(10.0)	4.0	(1.4)
Profit (loss) before income taxes	(49.7)	10.8	(33.3)
Provision (benefit) for income tax expense	(21.1)	1.9	(10.4)
Net income (loss)	(28.6)	8.9	(22.9)
Less: Net income (loss) attributable to noncontrolling interest	—	—	—
Net income (loss) attributable to common stockholders (1)	$(28.6)	$8.9	$(22.9)

Weighted average shares outstanding
Basic	90.7	89.8	90.5
Diluted	90.7	91.9	90.5

Earnings (losses) per share
Basic	$(0.31)	$0.10	$(0.25)
Diluted	$(0.31)	$0.10	$(0.25)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2016	2015
Revenue	$302.2	$632.5
Total operating expenses	380.9	578.3
Earnings from equity investment	0.8	8.4
Operating income (loss)	(77.9)	62.6
Other expense (income)
Interest expense	13.9	15.2
Deferred loan costs written off	2.6	—
Loss (gain) on foreign exchange and other, net	(11.4)	(2.7)
Profit (loss) before income taxes	(83.0)	50.1
Provision (benefit) for income tax expense	(31.5)	12.5
Net income (loss)	(51.5)	37.6
Less: Net income (loss) attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders (1)	$(51.5)	$37.6

Weighted average shares outstanding
Basic	90.6	89.6
Diluted	90.6	91.6

Earnings (losses) per share
Basic	$(0.57)	$0.42
Diluted	$(0.57)	$0.41

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$137.2	$109.2
Accounts receivable—trade, net	94.4	138.6
Inventories, net	375.0	424.1
Other current assets	33.9	45.9
Total current assets	640.5	717.8
Property and equipment, net of accumulated depreciation	173.6	186.7
Goodwill and other intangibles, net	895.4	915.7
Investment in unconsolidated subsidiary	58.1	57.7
Other long-term assets	5.6	8.1
Total assets	$1,773.2	$1,886.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$—	$0.3
Other current liabilities	131.7	151.2
Total current liabilities	131.7	151.5
Long-term debt, net of current portion	396.3	396.0
Other long-term liabilities	49.6	81.1
Total liabilities	577.6	628.6
Total stockholders’ equity	1,195.1	1,257.0
Noncontrolling interest in subsidiary	0.5	0.4
Total equity	1,195.6	1,257.4
Total liabilities and equity	$1,773.2	$1,886.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six months ended June 30,
(in millions of dollars)	2016	2015
Cash flows from operating activities
Net income (loss)	$(51.5)	$37.6
Depreciation and amortization	31.6	32.7
Other, primarily changes in working capital	64.8	(15.2)
Net cash provided by operating activities	$44.9	$55.1
Cash flows from investing activities
Capital expenditures for property and equipment	$(10.0)	$(18.9)
Proceeds from sale of business, property and equipment and other	3.7	1.4
Acquisition of businesses, net of cash acquired	(2.7)	(60.8)
Net cash used in investing activities	$(9.0)	$(78.3)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$—	$79.9
Repayment of long-term debt	(0.2)	(70.6)
Other	(0.5)	(3.8)
Net cash provided by (used in) financing activities	$(0.7)	$5.5
Effect of exchange rate changes on cash	(7.2)	(1.1)
Net increase (decrease) in cash and cash equivalents	$28.0	$(18.8)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (6)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2016	June 30, 2015	March 31, 2016	June 30, 2016	June 30, 2015	March 31, 2016
Revenue
Drilling & Subsea	$56.8	$129.8	$65.3	$56.8	$129.8	$65.3
Completions	24.5	72.3	34.3	24.5	72.3	34.3
Production & Infrastructure	61.8	82.5	60.5	61.8	82.5	60.5
Eliminations	(0.3)	(0.2)	(0.7)	(0.3)	(0.2)	(0.7)
Total revenue	$142.8	$284.4	$159.4	$142.8	$284.4	$159.4

Operating income (loss)
Drilling & Subsea	$(20.5)	$10.3	$(9.8)	$(11.9)	$12.5	$(9.3)
Operating income margin %	(36.1)%	7.9%	(15.0)%	(21.0)%	9.6%	(14.2)%
Completions (1)	(28.0)	10.9	(6.5)	(8.4)	11.4	(5.7)
Operating income margin %	(114.3)%	15.1%	(19.0)%	(34.3)%	15.8%	(16.6)%
Production & Infrastructure	2.6	9.4	(1.4)	3.6	8.4	0.8
Operating income margin %	4.2%	11.4%	(2.3)%	5.8%	10.2%	1.3%
Corporate	(6.9)	(8.1)	(7.2)	(6.7)	(7.8)	(6.9)
Total Segment operating income (loss)	(52.8)	22.5	(24.9)	(23.4)	24.5	(21.1)
Other items not in segment operating income (loss) (2)	(0.1)	(0.1)	(0.1)	0.2	—	0.1
Total operating income (loss)	$(52.9)	$22.4	$(25.0)	$(23.2)	$24.5	$(21.0)
Operating income margin %	(37.0)%	7.9%	(15.7)%	(16.2)%	8.6%	(13.2)%

EBITDA (3) (4)
Drilling & Subsea	$(1.0)	$14.5	$(0.4)	$(3.8)	$21.0	$(1.4)
EBITDA Margin %	(1.8)%	11.2%	(0.6)%	(6.7)%	16.2%	(2.1)%
Completions	(21.9)	17.1	(0.3)	(2.3)	17.7	0.5
EBITDA Margin %	(89.4)%	23.7%	(0.9)%	(9.4)%	24.5%	1.5%
Production & Infrastructure	2.3	11.2	0.3	5.2	10.2	2.5
EBITDA Margin %	3.7%	13.6%	0.5%	8.4%	12.4%	4.1%
Corporate	(6.6)	(8.0)	(9.7)	(6.5)	(7.8)	(6.7)
Other items (5)	—	—	(0.2)	—	—	—
Total EBITDA	$(27.2)	$34.8	$(10.3)	$(7.4)	$41.1	$(5.1)
EBITDA Margin %	(19.0)%	12.2%	(6.5)%	(5.2)%	14.5%	(3.2)%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses.
(6) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (6)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue
Drilling & Subsea	$122.1	$293.4	$122.1	$293.4
Completions	58.8	166.8	58.8	$166.8
Production & Infrastructure	122.3	173.0	122.3	$173.0
Eliminations	(1.0)	(0.7)	(1.0)	$(0.7)
Total revenue	$302.2	$632.5	$302.2	$632.5

Operating income (loss)
Drilling & Subsea	$(30.3)	$30.1	$(21.2)	$36.0
Operating income margin %	(24.8)%	10.3%	(17.4)%	12.3%
Completions (1)	(34.5)	31.5	(14.1)	33.2
Operating income margin %	(58.7)%	18.9%	(24.0)%	19.9%
Production & Infrastructure	1.2	17.4	4.4	16.4
Operating income margin %	1.0%	10.1%	3.6%	9.5%
Corporate	(14.1)	(16.4)	(13.6)	(16.1)
Total Segment operating income (loss)	(77.7)	62.6	(44.5)	69.5
Other items not in segment operating income (loss) (2)	(0.2)	—	0.3	0.3
Total operating income (loss)	$(77.9)	$62.6	$(44.2)	$69.8
Operating income margin %	(25.8)%	9.9%	(14.6)%	11.0%

EBITDA (3) (4)
Drilling & Subsea	$(1.4)	$50.4	$(5.2)	$53.2
EBITDA Margin %	(1.1)%	17.2%	(4.3)%	18.1%
Completions	(22.2)	43.7	(1.8)	45.2
EBITDA Margin %	(37.8)%	26.2%	(3.1)%	27.1%
Production & Infrastructure	2.6	20.2	7.7	20.2
EBITDA Margin %	2.1%	11.7%	6.3%	11.7%
Corporate	(16.3)	(16.1)	(13.2)	(15.8)
Other items (5)	(0.2)	(0.2)	—	—
Total EBITDA	$(37.5)	$98.0	$(12.5)	$102.8
EBITDA Margin %	(12.4)%	15.5%	(4.1)%	16.3%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses and loss on sale of business.
(6) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	June 30, 2016			June 30, 2015			March 31, 2016
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(52.9)	$(27.2)	$(28.6)	$22.4	$34.8	$8.9	$(25.0)	$(10.3)	$(22.9)
% of revenue	(37.0)%	(19.0)%		7.9%	12.2%		(15.7)%	(6.5)%
Restructuring charges	3.2	3.2	3.2	2.1	2.1	2.1	3.8	3.8	3.8
Transaction expenses	0.1	0.1	0.1	—	—	—	0.2	0.2	0.2
Inventory and other working capital reserve	26.4	26.4	26.4	—	—	—	—	—	—
Goodwill and intangible asset impairment	—	—	—	—	—	—	—	—	—
Deferred loan costs written off	—	—	—	—	—	—	—	2.6	2.6
Loss (gain) on foreign exchange, net (2)	—	(9.9)	(9.9)	—	4.2	4.2	—	(1.4)	(1.4)
Income tax expense (benefit) of adjustments	—	—	(8.2)	—	—	(1.0)		—	(2.1)
As adjusted (1)	$(23.2)	$(7.4)	$(17.0)	$24.5	$41.1	$14.2	$(21.0)	$(5.1)	$(19.8)
% of revenue	(16.2)%	(5.2)%		8.6%	14.5%		(13.2)%	(3.2)%

Diluted EPS -as reported			$(0.31)			$0.10			$(0.25)
Diluted EPS - as adjusted			$(0.19)			$0.16			$(0.22)

Table 2 - Adjusting items
	Six months ended
	June 30, 2016			June 30, 2015
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(77.9)	$(37.5)	$(51.5)	$62.6	$98.0	$37.6
% of revenue	(25.8)%	(12.4)%		9.9%	15.5%
Restructuring charges	7.0	7.0	7.0	7.0	7.0	7.0
Transaction expenses	0.3	0.3	0.3	0.2	0.2	0.2
Inventory and other working capital reserve	26.4	26.4	26.4	—	—	—
Goodwill and intangible asset impairment	—	—	—	—	—	—
Deferred loan costs written off	—	2.6	2.6	—	—	—
Gain on foreign exchange, net (2)	—	(11.3)	(11.3)	—	(2.4)	(2.4)
Income tax expense (benefit) of adjustments	—	—	(10.3)	—	—	(0.8)
As adjusted (1)	$(44.2)	$(12.5)	$(36.8)	$69.8	$102.8	$41.6
% of revenue	(14.6)%	(4.1)%		11.0%	16.3%

Diluted EPS - as reported			$(0.57)			$0.41
Diluted EPS - as adjusted			$(0.41)			$0.45
(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2016	June 30, 2015	March 31, 2016
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(28.6)	$8.9	$(22.9)
Interest expense	6.8	7.6	7.1
Depreciation and amortization	15.7	16.4	15.9
Income tax expense (benefit)	(21.1)	1.9	(10.4)
EBITDA	$(27.2)	$34.8	$(10.3)

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2016	June 30, 2015
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(51.5)	$37.6
Interest expense	13.9	15.2
Depreciation and amortization	31.6	32.7
Income tax expense (benefit)	(31.5)	12.5
EBITDA	$(37.5)	$98.0

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2016	June 30, 2015
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by operating activities	$44.9	$55.1
Capital expenditures for property and equipment	(10.0)	(18.9)
Proceeds from sale of property and equipment	3.7	1.4
Free cash flow, before acquisitions	$38.6	$37.6

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.